UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2024

HUGOTON ROYALTY TRUST

(Exact name of Registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization) Argent Trust Company Trustee 3838 Oak Lawn Ave., Suite 1720 Dallas, Texas (Address of principal executive offices)	1-10476 (Commission File Number)	58-6379215 (I.R.S. Employer Identification No.) 75219-4518 (Zip Code)
Registrant’s Telephone Number, including area code: (855) 588-7839

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units of Beneficial Interest	HGTXU	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1. 01. Entry into a Material Definitive Agreement.

On June 18, 2024, Argent Trust Company, as trustee (the “Trustee”) of Hugoton Royalty Trust (the “Trust”) and XTO Energy, Inc. (“XTO”) entered into a Settlement Agreement (the “Settlement Agreement”) to resolve the pending arbitration between the Trust and XTO whereby the Trust (1) sought a declaratory judgment that XTO’s settlement in the Chieftain class action lawsuit is not a production cost and that XTO is prohibited from charging the settlement as a production cost under the Trust’s conveyance (the “Chieftain Claim”), and (2) disputing certain amounts relating to the computation of the Trust’s net proceeds for 2014 through 2019 and 2021 (the “Overhead Claims”). As previously disclosed, the arbitration panel in 2021 had ruled on the Chieftain Claim that a portion of the Chieftain settlement amount could be charged as a production cost.

Pursuant to the Settlement Agreement, which Settlement Agreement is to be effective as of June 1, 2024 (the “Effective Date”), XTO and the Trustee agreed:

•
that the value of the Chieftain Claim with interest, to the benefit of XTO is stipulated to be $18,105,467;
•
that the value of the Overhead Claims, with interest, to the benefit of the Trust is stipulated to be $17,275,086;
•
that the stipulated value of Chieftain Claim and the Overhead Claims would be offset against one another, on a cumulative basis and without respect to which conveyance the particular claim arose, leaving a balance, to the benefit of XTO of $830,381, which balance shall be treated as a production cost under the Oklahoma conveyance, and subject to the recoupment and interest charges under that conveyance; and
•
that XTO will provide the Trust a one-time advance distribution of $500,000, which shall be treated as a production cost, except that it can be recouped, together with interest, from what would otherwise be distributable net profits under any of the three conveyances; provided, however, that XTO shall only be entitled to withhold distributions of net proceeds as recoupment to the extent that such recoupment does not leave the Trust with less than $250,000 of available cash.

The Trustee currently intends that the $500,000 advance distribution will be used to partially replenish the Trust’s cash expense reserve.

Additionally, the Settlement Agreement provides that XTO will modify certain accounting practices with respect to the Overhead Claims (effective as of June 1, 2024 (the “Effective Date”)) in order to conform with exceptions taken by the Trustee.

Pursuant to the Settlement Agreement, XTO also agreed to furnish the Trust with a written response to certain additional audit exceptions other than the Overhead Claims presented by the Trust to XTO within 90 days following the Effective Date.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1* Settlement Agreement dated June 18, 2024 to be effective as of June 1, 2024 by and between the Hugoton Royalty Trust and XTO Energy, Inc.

Exhibit: 10.1:June 18, 2024 Settlement Agreement

*filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hugoton Royalty Trust By: Argent Trust Company, Trustee
Date: June 21, 2024	By: /s/ CHRIS HOLTZCLAW Chris Holtzclaw Chief Fiduciary Officer – West Region